                                                                    Exhibit 11.1

                                  MIZAR, INC.

                        COMPUTATION OF PER SHARE INCOME

               FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995
                   (in thousands, except per share amounts)

                                                                                1997               1996               1995
                                                                               ------             ------             ------
PRIMARY INCOME PER SHARE:
 Net income                                                                    $   179            $ 3,274            $ 2,654
                                                                               =======            =======            =======

 Weighted average shares outstanding                                             4,950              4,543              3,203

 Effect of common stock equivalents:
   Options granted                                                                 742                806              1,146
   Weighted average exercised options outstanding for
    portion of period, net of equivalent shares
    purchased at average fair market value                                           1                 98                 --
   Effect of using option proceeds to repurchase common
    stock at average fair market value                                            (218)              (131)              (437)
                                                                               -------            -------            -------

                                                                                   525                773                709
                                                                               -------            -------            -------
        Total common stock equivalents                                           5,475              5,316              3,912
                                                                              --------           --------           --------

Primary income per share                                                       $  0.03            $  0.62            $  0.68
                                                                               =======            =======            =======


FULLY DILUTED INCOME PER SHARE:
   Total weighted average shares from above                                      5,475              5,316              3,912

   Effect of using year-end vs. average market price                                --                 --                112
   Effect of conversion of subordinated debentures                                  --                216                891
                                                                               -------            -------            -------

        Total common stock equivalents                                           5,475              5,532              4,915
                                                                               -------            -------            -------

Net income                                                                         179              3,274              2,654

Adjustment to net income for interest on subordinated debentures                    --                 46                102
                                                                               -------            -------            -------

Net income, as adjusted                                                        $   179            $ 3,320            $ 2,756
                                                                               -------            -------            -------

Fully diluted income per share                                                 $  0.03            $  0.60            $  0.56
                                                                               =======            =======            =======

                                  MIZAR, INC.

                        COMPUTATION OF PER SHARE INCOME
                   (in thousands, except per share amounts)


                                                                                               Three Months Ended
                                                                                                  September 30,
                                                                                             1997              1996
                                                                                           ---------        ---------

PRIMARY INCOME PER SHARE:
     Net income                                                                            $     315        $     439
                                                                                           =========        =========

     Weighted average shares outstanding                                                       5,020            4,966

     Effect of common stock equivalents:
               Options outstanding                                                               416              777
               Weighted average exercised options outstanding for portion of period,
                     net of equivalent shares purchased at average fair market value             162                -
                Effect of using option proceeds to repurchase common stock at
                     average fair market value                                                  (194)            (164)
                                                                                           ---------        ---------
                                                                                                 384              613
                                                                                           ---------        ---------
                                 Total common stock equivalents                                5,404            5,579
                                                                                           ---------        ---------

Primary income per share                                                                   $    0.06        $    0.08
                                                                                           =========        =========

FULLY DILUTED INCOME PER SHARE:
     Total weighted average shares from above                                                  5,404            5,579

     Effect of using ending vs. average market price for stock option calculations                54                -
                                                                                           ---------        ---------

                                 Total common stock equivalents                                5,458            5,579
                                                                                           ---------        ---------

Net income                                                                                 $     315        $     439
                                                                                           ---------        ---------

Fully diluted income per share                                                             $    0.06        $    0.08
                                                                                           =========        =========

                                  MIZAR, INC.

                      COMPUTATION OF PER SHARE INCOME FOR
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

         FOR THE EACH OF THE THREE YEARS ENDED JUNE 30, 1995, 1996 AND
          1997 AND THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                     (in thousands, except per share data)



                                                                                             Year Ended June 30,
                                                                                         1995        1996        1997
                                                                                       --------    --------    --------
PRIMARY INCOME PER SHARE:
     Income from continuing operations                                                 $  3,667    $  4,964    $    292
                                                                                       ========    ========    ========

     Weighted average shares outstanding                                                  9,118      10,457      10,601

     Effect of common stock equivalents:
               Options granted                                                            1,738       1,628       1,327
               Weighted average exercised options outstanding for portion of period,
                     net of equivalent shares purchased at average fair market value        --           97       1,375
               Effect of using option proceeds to repurchase common stock at
                     average fair market value                                             (545)       (182)       (274)
                                                                                       --------    --------    --------
                                                                                          1,193       1,543       2,428
                                                                                       --------    --------    --------
                                 Total common stock equivalents                          10,311      12,000      13,029
                                                                                       --------    --------    --------

Primary income per share                                                               $   0.36    $   0.41    $   0.02
                                                                                       ========    ========    ========


FULLY DILUTED INCOME PER SHARE:
     Total weighted average shares from above                                            10,311      12,000      13,029

     Effect of using  period end vs. average market price                                   130         --          --
     Effect of conversion of subordinated debentures                                        891         217         --
                                                                                       --------    --------    --------

                                 Total common stock equivalents                          11,332      12,217      13,029
                                                                                       --------    --------    --------

     Income from continuing operations                                                    3,667       4,964         292

Adjustment to net income for interest on subordinated debentures                            102          46         --
                                                                                       --------    --------    --------

Income from continuing operations, as adjusted                                         $  3,769    $  5,010    $    292
                                                                                       --------    --------    --------

Fully diluted income per share                                                         $   0.32    $   0.41    $   0.02
                                                                                       ========    ========    ========



                                                                                            Three Months
                                                                                               Ended
                                                                                            September 30,
                                                                                          1996        1997
                                                                                        --------    --------
PRIMARY INCOME PER SHARE:
     Income from continuing operations                                                  $    485    $  1,016
                                                                                        ========    ========

     Weighted average shares outstanding                                                  10,881      10,393

     Effect of common stock equivalents:
               Options granted                                                             1,824       1,016
               Weighted average exercised options outstanding for portion of period,
                     net of equivalent shares purchased at average fair market value         --        1,539
                Effect of using option proceeds to repurchase common stock at
                     average fair market value                                              (255)       (238)
                                                                                        --------    --------
                                                                                           1,569       2,317
                                                                                        --------    --------
                                 Total common stock equivalents                           12,450      12,710
                                                                                        --------    --------

Primary income per share                                                                $   0.04    $   0.08
                                                                                        ========    ========


FULLY DILUTED INCOME PER SHARE:
     Total weighted average shares from above                                             12,450      12,710

     Effect of using  period end vs. average market price                                    --          303
     Effect of conversion of subordinated debentures                                         --          --
                                                                                        --------    --------

                                 Total common stock equivalents                           12,450      13,013
                                                                                        --------    --------

     Income from continuing operations                                                       485       1,016

Adjustment to net income for interest on subordinated debentures                             --          --
                                                                                        --------    --------

Income from continuing operations, as adjusted                                          $    485    $  1,016
                                                                                        --------    --------

Fully diluted income per share                                                          $   0.04    $   0.08
                                                                                        ========    ========